SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                         ------------------------------



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




         Date of report (Date of earliest event reported) July 27, 2000



                             MERCURY AIR GROUP, INC.
               (Exact name of Registrant as specified in Charter)



            New York                                    1-7134                            11-1800515
   (State or other Jurisdiction             (Commission File Number)                    (IRS Employer Identification No.)
         of incorporation)

                                   5456 McConnell Avenue, Los Angeles, CA 90066
                                 (Address of Principal Executive Offices/Zip Code)



       Registrant's telephone number, including area code: (310) 827-2737



                                 Not Applicable
                (Former Name or Former Address, if Changed Since
                                  Last Report)

                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 1.  Changes in Control of Registrant.

     On July 27, 2000, Philip J. Fagan, M.D., Frederick H. Kopko, Jr. and Joseph
A. Czyzyk (collectively, the "Partners") formed FK Partners, an Illinois general partnership ("FK Partners"), to hold beneficially, pursuant to the Partnership Agreement attached hereto and incorporated by reference herein, 2,014,955 shares of common stock, $.01 par value (the "Shares") of Mercury Air Group, Inc. (the "Issuer") which represents 29.1% of the voting securities of the Issuer. Dr. Fagan, Mr. Kopko, and Mr. Czyzyk continue to serve as Director of the Issuer, and Mr. Czyzyk continues to serve as President and Chief Executive Officer.

     FK Partners holds all Shares beneficially owned by the Partners. Effective on July 27, 2000, the date of the Partnership Agreement, all Shares and options to acquire Shares formerly held by Dr. Fagan (91,000 Shares and options to acquire 146,125 Shares), Mr. Kopko (options to acquire 107,625 Shares, 10,000 of which are not exercisable within sixty days of July 27, 2000 and thus not benefically owned), and Mr. Czyzyk (507,965 Shares and options 31,460 to acquire) are held by FK Partners. FK Partners did not pay for any of the Shares or options to acquire Shares formerly held by the Partners. In addition, FK Partners has acquired 1,140,780 Shares from Mr. Seymour Kahn for $10.00 per share on July 27, 2000 payable in cash per share for a total of $7,985,460 and $3.00 per Share in the form of a Promissory Note to Seymour Kahn (the "Kahn Note") for a total of $3,422,340. No Partners are required to make an initial capital contribution to the Partnership. However, each Partner guaranteed (i) a loan in the amount of $7,985,460 from Bank of America, N.A. in the form of a note described in the Partnership Agreement (the "Bank Note") and (ii) a note to Seymour Kahn in the amount of $3,422,340 in the form of a note (the "Kahn Note") attached hereto as an exhibit to the Partnership Agreement. In order to pay interest on the Bank Note and the Kahn Note, the Partners will contribute to the Partnership such additional amounts described in Section 3.4 of the Partnership Agreement attached hereto and incorporated by reference herein.

          The Kahn Note bears interest at a rate of 8% per annum (except as otherwise set forth in the Kahn Note attached hereto as an exhibit to the Partnership Agreement). All payments on the Kahn Note must be paid by July 27, 2003. The Bank Note bears interest at the prime rate minus 75 basis points per annum, and all payments under the Bank Note must be paid by July 31, 2002.

          Pursuant to Section 7 of the Partnership Agreement, the Partners have agreed that the Shares shall be voted for Mr. Czyzyk, Dr. Fagan, and Mr. Kopko, or as designated by Mr. Czyzyk, Dr. Fagan, and Mr. Kopko, respectively. In the event of death or withdrawal of a Partner, the two remaining Partners will decide upon the third director for whom the Shares shall be voted. In all other matters with respect to the Issuer, each Partner agrees that the Shares will be voted as directed by a majority vote of the Partners. In the event of the death or withdrawal of a Partner, the Shares will be voted as directed by the remaining Partners, acting unanimously. Pursuant to the Partnership Agreement, the Partners agreed to elect Dr. Fagan as the Chairman of the Board of

Directors of the Issuer and to enact a change to the Issuers' By-Laws to make the Chairman of the Board's position a non-officer position.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a) and (b)  Not Applicable.

(c)  Exhibits.  The following exhibit is filed with this report:

99.1 Partnership Agreement dated as of July 27, 2000 of FK Partners by and among Philip J. Fagan, M.D., Frederick H. Kopko, Jr., and Joseph A. Czyzyk.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 MERCURY AIR GROUP, INC.


Date:  August 11, 2000           By:  /s/ JOSEPH A. CZYZYK
                                      -------------------------------------
                                      Joseph A. Czyzyk
                                      President and Chief Executive Officer


                                  EXHIBIT INDEX



Exhibit
Number    Description of Exhibit
-------   ----------------------

99.1 Partnership Agreement dated as of July 27, 2000 of FK Partners by and among Philip J. Fagan, M.D., Frederick H. Kopko, Jr., and Joseph A. Czyzyk.